CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-260860 on Form S-6 of our report dated January 7, 2022, relating to the financial statement of FT 9826, comprising Diversified Equity Strategic Allocation Port. 1Q '22 - Term 4/14/23, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 7, 2022